EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Digital Angel Corporation (the “Company”) for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, L. Michael Haller, Chief Executive Officer and President of the Company, and I, Lorraine M. Breece, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ L. Michael Haller
L. Michael Haller
Chief Executive Officer and President
Dated: November 14, 2012

/s/ Lorraine M. Breece
Lorraine M. Breece
Chief Financial Officer
Dated: November 14, 2012

A signed original of this written statement required by Section 906 has been provided to Digital Angel Corporation and will be retained by Digital Angel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.